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                                                                EXHIBIT 4.03





                               WKE CORP. SAVINGS PLAN

                            Effective as of July 17 1998

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                                    INTRODUCTION

     Effective July 17, 1998 the Board of Directors of LG&E Energy Corp., authorized the adoption of the WKE Corp. Bargaining Employee's Savings Plan for the Bargaining Unit Employees of WKE Corp., Western Kentucky Energy Corp., and WKE Station Two, Inc.




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                                     ARTICLE 1

                                    DEFINITIONS

Section 1.1 ADJUSTMENT means the net increases and decreases in the market value of the Trust Fund during a Plan Year or other period exclusive of any contribution or distribution during such year or other period. Such increases and decreases shall include such items as realized or unrealized investment gains and losses and investment income, and may include expenses of administering the Trust Fund and the Plan.

Section 1.2 ANNUAL ADDITIONS means for any Participant in any Limitation Year, the sum of Employer Contributions, 401(k) Savings Contributions, Thrift Savings Contributions and forfeitures allocated to the Participant's Individual Account. Amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of an annuity or pension plan maintained by the Employer, are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as required by Section 419A(d) of the Code, maintained by the Employer, are treated as Annual Additions to a Defined Contribution Plan.

Section 1.3 BENEFICIARY means any person designated by a Participant to receive such benefits as may become payable hereunder after the death of such Participant; provided, however, that a married Participant may not name as his Beneficiary someone other than his spouse unless the spouse consents in writing to such designation, which consent shall be acknowledged by a Plan representative or by a notary public.

Section 1.4 BOARD means the Board of Directors of the LG&E Energy Corp. (the "Corporation") or its successors or assigns.

Section 1.5 BREAK IN SERVICE means a Plan Year during which an employee has not been credited with at least one (1) Hour of Service.

               Solely to determine whether a Break in Service has occurred, an employee who is absent from work for maternity or paternity reasons, or for family and medical reasons specified in the Family and Medical Leave Act of 1993, shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence, or in any case in which Hours of Service cannot be determined, eight (8) Hours of Service credited to an employee pursuant to the immediately preceding sentence exceed five hundred and one (501). For purposes of this Section, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the employee, (2) by reason of the birth of a child of the employee, (3) by reason of the placement of a child with the


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               employee in connection with the adoption or foster care of such child by the employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year or other applicable computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or
               (2) in all other cases, in the next following Plan Year or other applicable computation period.

Section 1.6 CODE means the Internal Revenue Code of 1986, as amended and revised.

Section 1.7 COMMITTEE means the Benefits Committee provided for in Article 9 hereof.

Section 1.8 COMPANY means WKE Corp. and all of the legal entities which are part of a controlled group or affiliated service group with WKE Corp. pursuant to the provisions of Code Sections 414(b), (c),
               (m), or (o).

Section 1.9 COMPENSATION, unless otherwise defined by a particular provision of this Plan, means cash remuneration (salary or straight time rate of pay) paid for services rendered to an Employer by an Employee during a Plan Year (exclusive of all forms of extraordinary earnings such as overtime, shift premiums, commissions and bonuses). Compensation shall not include benefits paid under this Plan, severance pay, pensions or other forms of deferred compensation. Where payments not for service, such as payments for travel or expense, are not separately stated, the Committee shall determine and make appropriate reduction for such payments on a uniform and consistent basis. Only remuneration paid in the portion of the Plan Year in which the Employee is a Participant shall be considered Compensation. Compensation shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as determined pursuant to Code Section 401(a)(17).

Section 1.10   DEFINED BENEFIT PLAN means a plan established and qualified under
               Section 401 of the Code, except and to the extent it is, or is treated as, a Defined Contribution Plan.

Section 1.11 DEFINED CONTRIBUTION PLAN means a plan which is established and qualified under Section 401 of the Code, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income, expenses, gains or losses (both realized and unrealized) which may be allocated to such account.

Section 1.12 EARLY RETIREMENT DATE means the first day of the month coincident with or next following the Participant's fifty-fifth (55th) birthday.

Section 1.13 EFFECTIVE DATE means July 17, 1998, the effective date of the Original Plan.

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Section 1.14   EMPLOYEE means any hourly paid person employed by the Employer, including those on leave of absence and those employed on a part-time basis, whose terms and conditions of employment are the subject of a collective bargaining agreement between the Employer and a collective bargaining unit providing for coverage hereunder, but the term "Employee" shall exclude any person who is a Leased Employee.

               When used with an initial lower case letter, the term "employee" shall mean a person employed by the Employer or the Company, as the context requires, without regard to the limitations contained in this Section.

Section 1.15 EMPLOYER means (i) WKE Corp., or any successor thereto, and (ii) each of the legal entities, or any successors thereto, which is part of the Company and has adopted the Plan for its Employees with consent of the Board. The Adopting Employers shall be shown on Appendix "A" attached to and made a part of this document.

Section 1.16 EMPLOYER CONTRIBUTIONS means Matching 401(k) Savings Contributions made to the Trust Fund by the Employer. 401(k) Savings Contributions shall not be included in the term Employer Contributions when used in this Plan.

Section 1.17   ENTRY DATE means the first (1st) day of each calendar month.

Section 1.18 ESOP means the Employee Stock Ownership Plan established pursuant to Article 8 of the Plan.

Section 1.19 ESOP DIVIDENDS means those amounts distributed during the Plan Year to a Participant as dividends on stock allocated to such Participant's account pursuant to Article 8 of the Plan.

Section 1.20 FIDUCIARY means the Employer, the Trustee, the Committee and any individual, corporation, firm or other entity which assumes, in accordance with Article 9, responsibilities of the Employer, the Trustee or the Committee with respect to management of the Plan or the disposition of its assets.

Section 1.21 FORMER PARTICIPANT means a Participant whose employment with the Employer has terminated but who has not received payment in full of the amount in his Individual Account to which he is entitled.

Section 1.22 401(k) SAVINGS CONTRIBUTIONS means pre-tax contributions made to the Trust Fund by the Employer pursuant to Section 3.1.

Section 1.23 401(k) SAVINGS CONTRIBUTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) 401(k) Savings Contributions made on his behalf pursuant to Section 3.1 and (ii) the Participant's proportionate share, attributable to his 401(k) Savings Contribution Account, of the Adjustments,


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               reduced by any distributions from such account pursuant to
               Article 5 and any withdrawals from such account pursuant to
               Article 6, if withdrawals are allowed pursuant thereto.

Section 1.24 HIGHLY COMPENSATED EMPLOYEE means an employee who during the determination year or during the look back year (1) was at any time five percent (5%) owner of the Employer; or (2) received compensation from the Company in excess of eighty thousand dollars ($80,000) (or such higher amount as may be provided under Code Section 414(q)).

Section 1.25 HOUR OF SERVICE means any hour for which an employee is paid or entitled to payment by the Company during the Plan Year or other applicable computation period (1) for the performance of duties for the Company; (2) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); and (3) as a result of a back pay award which has been agreed to or made by the Company, irrespective of mitigation of damages, to the extent that such hour has not been previously credited under item (1) or item (2) preceding.

          (a) The number of Hours of Service to be credited on account of a period of time during which no duties are performed (including hours resulting from a back pay award) shall be determined as follows. If the payment which is made or due is calculated on the basis of units of time, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; if an employee does not have a regular work schedule, the number of Hours of Service to be credited shall be calculated on the basis of an eight (8) hour work day. If the payment which is made or due is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be calculated by dividing the amount of the payment by the employee's most recent hourly rate of compensation before the period during which no duties were performed, determined as follows:

               (1) If the employee's compensation is determined on the basis of an hourly rate, such hourly rate shall be the employee's most recent hourly rate of compensation.

               (2) If the employee's compensation is determined on the basis of a fixed rate for a specified period of time other than hours, his hourly rate of compensation shall be his most recent rate of compensation for the specified period of time, divided by the number of hours regularly scheduled for the performance of duties during such period of time; if an employee does not have a regular work schedule, his hourly rate of compensation shall be calculated on the basis of an eight (8) hour work day.


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               (3)  If the employee's compensation is not determined on the basis of a fixed rate for a specified period of time, his hourly rate of compensation shall be the lowest hourly rate of compensation paid to employees in his job classification, or, if no employees in his job classification have an hourly rate of compensation, the minimum wage in effect under
                    Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

          (b)  In no event shall the application of the terms of this Subsection
               (a) of this Section result in crediting an employee with a number of Hours of Service during the period which is greater than the number of hours regularly scheduled for the performance of duties. If an employee has no regular work schedule, the number of Hours of Service to be credited to him shall not exceed the number which would be credited calculated on the basis of an eight (8) hour work day.

          (c) No employee shall be credited with more than five hundred and one (501) Hours of Service as a result of the application of Subsection (a) of this Section for any single continuous period during which he performs no duties, regardless of whether such period extends beyond one (1) Plan Year or other applicable computation period.

          (d) The Plan Year or other applicable computation period to which Hours of Service shall be credited shall be determined as follows:

               (1) Except as hereinafter provided, Hours of Service credited in accordance with item (1) of Subsection (a) of this Section
                    1.25 shall be credited in the Plan Year or other applicable computation period in which the duties were performed.

               (2) Except as hereinafter provided, Hours of Service credited in accordance with item (2) of Subsection (a) of this Section
                    1.25 shall be credited: if calculated on the basis of units of time, to the Plan Year or Plan Years or other applicable computation periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates; otherwise to the Plan Year or other applicable computation period in which the period during which no duties are performed occurs, provided that if the period during which no duties are performed extends beyond one (1) Plan Year or other applicable computation period, such Hours of Service shall be allocated between not more than the first two (2) Plan Years or other applicable computation periods on any reasonable basis consistently applied.

               (3) Except as hereinafter provided, Hours of Service credited in accordance with item (3) of Subsection (a) of this Section
                    1.25 shall be credited to the Plan Year or other applicable computation period to which the award or agreement for back pay pertains rather than to the Plan Year or other


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                    applicable computation period in which the award, agreement, or payment is made.

               (4) Hours of Service to be credited to an employee in connection with a period of no more than thirty-one (31) days which extends beyond one (1) Plan Year or other applicable computation period may be credited to the first or the second Plan Year or other applicable computation period, provided that such crediting is done on a reasonable and nondiscriminatory basis.

          (e) Nothing in this Section 1.25 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of any credit for Hours of Service under this Section shall be determined under such law, including Department of Labor Regulations Section 2530.200b-2.

Section 1.26 INDIVIDUAL ACCOUNT means the detailed record kept of the amounts credited or charged to each Participant in accordance with the terms hereof. Such Individual Account is comprised of the following accounts: a 401(k) Savings Contribution Account, a Matching 401(k) Savings Contribution Account, and a Rollover Account.

Section 1.27 INVESTMENT FUND means a fund established pursuant to Subsection 4.2(a).

Section 1.28 INVESTMENT MANAGER means such entity appointed to manage all or part of the Trust Fund.

Section 1.29 KEY EMPLOYEE means any employee, former employee or beneficiary thereof in an Internal Revenue Service qualified plan adopted by the Company who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

          (a) an officer of the Employer having an annual compensation from the Employer during the Plan Year greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends; or

          (b) one (1) of the ten (10) employees having an annual compensation from the Employer for a Plan Year of more than the limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent (1/2 %) interest, and the largest interest in the Employer; or

          (c)  a five percent (5%) owner of the Employer; or

          (d) a one percent (1%) owner of the Employer having an annual compensation from the Employer for a Plan Year of more than one hundred fifty thousand dollars ($150,000).


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          (e)  For purposes of this Section, compensation means compensation as defined in Code Section 415, but without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

          (f) This definition shall be interpreted consistent with Code Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 1.30 LEASED EMPLOYEE shall mean any person (other than such employee of the recipient) who provides services to the recipient if such services are provided pursuant to an agreement between the recipient and any other person ("leasing organization"), such person has performed such services for the recipient (or for the recipient and any related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of one (1) year, and such services are of a type historically performed by employees in the business field of the recipient.

Section 1.31 LG&E ENERGY CORP. COMMON STOCK FUND means the fund invested primarily in shares of common stock of LG&E Energy Corp.

Section 1.32 LIMITATION YEAR means the twelve (12) month period beginning on January 1 and ending on December 1.

Section 1.33 MATCHING 401(k) SAVINGS CONTRIBUTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Matching 401(k) Savings Contributions allocated to such Participant pursuant to Section 3.3 and (ii) the Participant's proportionate share, attributable to his Matching 401(k) Savings Contribution Account, of the Adjustments, reduced by any distributions from such account pursuant to Article 5 and any withdrawals from such account pursuant to Article 6, if withdrawals are allowed pursuant thereto.

Section 1.34 MATCHING 401(k) SAVINGS CONTRIBUTIONS means contributions made to the Trust Fund by the Employer pursuant to Section 3.3.

Section 1.35 MATCHING THRIFT SAVINGS CONTRIBUTION ACCOUNT means that portion of a Participant's Individual Account attributable to the Participant's proportionate share, attributable to his Matching Thrift Savings Contribution Account, of the Adjustments, reduced by any distributions from such account pursuant to Article 5 and any withdrawals from such account pursuant to Article 6, if withdrawals are allowed pursuant thereto.

Section 1.36 NORMAL RETIREMENT DATE means the first day of the month coincident with or next following the Participant's sixty-fifth
               (65th) birthday.

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Section 1.37   NORMAL RETIREMENT AGE means age sixty-five (65).

Section 1.38 PARTICIPANT means any Employee eligible to participate in the Plan pursuant to Article 2 hereof.

Section 1.39 PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group and each other plan or plans of the Company that are not required to be included in the Required Aggregation Group, and which, if treated as being part of such group, would not cause such group to fail to meet the requirements of Code Section 401(a) and 410.

Section 1.40   PLAN means the WKE Corp. Bargaining Employees' Savings Plan.

Section 1.41 PLAN YEAR means the twelve (12) month period beginning on January 1 and ending on December 31.

Section 1.42 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means an annuity for the life of a Participant's surviving spouse, which is equal to fifty percent (50%) of the amount of benefit which can be purchased as of the Annuity Starting Date with the Participant's Vested Individual Account. Any security interest held by the Plan by reason of a loan outstanding to a Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity. Any annuity contract distributed from the Plan must be nontransferable.

Section 1.43   REQUIRED AGGREGATION GROUP means

          (a) Each plan of the Company in which a Key Employee is a participant; and

          (b) Each other plan of the Company which enables any plan in Subsection (a) of this Section to meet the requirements of Code
               Section 401(a)(4) or 410; and

          (c) Each terminated plan maintained by the Company within the last five (5) years ending on the determination date for the Plan Year in question and which, but for the fact that it terminated, would be part of a Required Aggregation Group for such Plan Year.

Section 1.44 ROLLOVER CONTRIBUTION means contributions made to the Trust Fund by an Employee pursuant to Section 3.3.

Section 1.45 ROLLOVER CONTRIBUTION ACCOUNT means that portion of an Employee's Individual Account attributable to (i) Rollover Contributions pursuant to Section 3.3, and (ii) the Participant's proportionate share, attributable to his Rollover Contribution Account, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such account pursuant to Article 6.

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Section 1.46   SALARY REDIRECTION means contributions made to the Trust Fund by the Employer pursuant to Section 3.1.

Section 1.47 SALARY REDIRECTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Salary Redirection amounts made on his behalf pursuant to Section 3.3, and (ii) the Participant's proportionate share, attributable to his Salary Redirection Account, of the Adjustments, reduced by any distributions from such Account pursuant to Article 5 and any withdrawals from such Account pursuant to Article 6.

Section 1.48 SERVICE means the aggregate of an employee's periods of Service under Subsection (a) of this Section, subject to Subsection (b) of this Section.

          (a) A year of Service is each Plan Year during which an employee has been credited with one (1) or more Hours of Service for the Company.

          (b) Service with a predecessor employer will be credited to an employee as Service for the Company as required pursuant to Code
               Section 414(a).

          (c)  Prior service with Big Rivers Electric Corporation.

Section 1.49   SPONSORING EMPLOYER means WKE Corp.

Section 1.50 THRIFT SAVINGS CONTRIBUTIONS means after-tax contributions made to the Trust Fund by a Participant pursuant to Section 3.2.

Section 1.51 THRIFT SAVINGS CONTRIBUTION ACCOUNT means that portion of a Participant's Individual Account attributable to (i) Thrift Savings Contributions pursuant to Section 3.2 and (ii) the Participant's proportionate share, attributable to his Thrift Savings Contribution Account, of the Adjustments, reduced by any distributions from such account pursuant to Article 5 and any withdrawals from such account pursuant to Article 6, if withdrawals are allowed pursuant thereto.

Section 1.52 TOP HEAVY PLAN means any plan under which, as of any determination date (the last day of the preceding Plan Year), the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of cumulative accrued benefits under the plan for all employees. For purposes of this definition the following provisions shall apply:

          (a) If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all employee accounts under the plan, other than voluntary deductible employee contributions. If such plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be the lump sum present value determined pursuant to the plan. Moreover, the present value of the cumulative accrued benefits shall be increased by the amount of all plan distributions made with respect to an employee during the five


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               (5) year period ending on the determination date, including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in a Required Aggregation Group.

          (b) The Plan shall be considered to be a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules were met. For the first Plan Year that the Plan shall be in effect, the determination of whether the Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year.

          (c) Each plan of the Company required to be included in a Required Aggregation Group shall be treated as a Top Heavy Plan if such group is a top heavy group. No plan in a Required Aggregation Group shall be treated as a Top Heavy Plan if such group is not a top heavy group.

          (d) With regard to a Participant or Former Participant who (i) has not performed any service for the Employer at any time during the five (5) year period ending on the determination date, or
               (ii) was formerly a Key Employee, but who is not a Key Employee on the determination date, the present value of the cumulative accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

          (e)  This definition shall be interpreted consistent with Code
               Section 416 and rules and regulations issued thereunder. Further, such law and regulation shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 1.53 TOTAL AND PERMANENT DISABILITY or TOTALLY AND PERMANENTLY DISABLED means a physical or mental condition of the Participant which is expected to totally and permanently prevent him from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of Total and Permanent Disability. The determination as to whether a Participant is Totally and Permanently Disabled shall be made on evidence that the Participant is eligible for disability benefits under the Social Security Act.

Section 1.54 TRUST AGREEMENT means the agreement entered into between LG&E Energy Corp. and Fidelity Trust Company pursuant to Article 7 hereof.

Section 1.55   TRUST FUND means the trust fund created in accordance with
               Article 7 hereof.

Section 1.56 TRUSTEE means such individual or corporation as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor Trustee designated thereunder.


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Section 1.57   VALUATION DATE means the date the Trustee values the assets of the Trust Fund. As of each Valuation Date the Trust Fund shall be valued at fair market value. The Committee may direct the Trustee to value the Trust Fund as of any date it deems desirable. To the extent that the Investment Funds are invested with an Investment Manager which values the assets of the Investment Funds, Valuation Date shall mean the date the Investment Manager values such funds.

Section 1.58 CONSTRUCTION. Capitalized words and phrases used in this Plan shall have the meanings specified in this Article, unless a different meaning is clearly required by the context. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.



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                                     ARTICLE 2

                                   PARTICIPATION

Section 2.1    ELIGIBILITY REQUIREMENTS

               Each employee shall be eligible to participate as of the later of
               (i) the Effective Date, or (ii) the Entry Date coincident with or next following the completion of a twelve (12) consecutive month period during which he has been credited with at least one thousand (1,000) Hours of Service. The first eligibility computation period shall be the twelve (12) consecutive month period beginning on the date he completes his first Hour of Service. Thereafter, the eligibility computation periods shall be Plan Years, beginning with the Plan Year in which occurs the first anniversary of the date the Employee completes his first Hour of Service.

Section 2.2    PLAN BINDING

               Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

Section 2.3    REEMPLOYMENT AND CHANGE IN STATUS

          (a) Termination of employment shall be deemed to occur when an Employee has an interruption in continuity of his employment by the Company. Such termination may have resulted from retirement, death, or voluntary or involuntary termination of employment.

          (b) If an Employee who was not eligible to become a Participant in the Plan during his prior period of employment is reemployed, he shall be eligible to participate in the Plan after he has met eligibility requirements determined pursuant to Section 2.1 beginning with the date of his original employment with the Company.

          (c) If an employee who was eligible to become a Participant in the Plan during his prior period of employment is reemployed, he shall again be eligible to become a Participant as of the date he again becomes an Employee.

          (d) If a person employed by the Company becomes an Employee as defined under this Plan because of a change in employment status, and he has met the eligibility requirements of Section 2.1 on or before the date of his change in status, he shall be eligible to participate in the Plan as of the date he becomes an Employee.
               If a Participant ceases to be an Employee as defined under the Plan, he will cease to be eligible to make contributions to the Trust Fund or to have contributions made to the Trust Fund on his behalf, effective as of the beginning of the payroll period coincident with or next following the date he ceases to be an Employee.


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Section 2.4    BENEFICIARY DESIGNATION

               Upon commencing participation, each Participant shall designate a Beneficiary in a manner prescribed by the Committee. Such Participant may from time to time change his Beneficiary designation in a manner prescribed by the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease. A married Participant may not name as his Beneficiary someone other than his spouse unless the spouse consents in writing to such designation, which consent shall be acknowledged by a Plan representative or by a notary public. If the Beneficiary designation consented to by the spouse is not limited to a specific Beneficiary ("general consent"), the consent must acknowledge that the spouse has a right to limit consent to a specific Beneficiary. The consent of the spouse must be obtained each time the Beneficiary is changed, unless a general consent is given. If, at the time of a Participant's death while benefits are still outstanding, his named Beneficiary does not survive him, the benefits shall be paid to his named contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or contingent Beneficiary (or if no Beneficiary was effectively named), the benefits shall be paid in a single sum to the person or persons, in equal shares, in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (i) surviving spouse, (ii) children, (iii) parents, (iv) brothers and sisters,
               (v) executors and administrators. If the Beneficiary or contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefits shall be paid in a single sum to the estate of such deceased Beneficiary or contingent Beneficiary.

Section 2.5    NOTIFICATION OF INDIVIDUAL ACCOUNT BALANCE

               At least once each calendar quarter or more frequently as determined by the Committee, the Committee shall notify each Participant of the amount of his share in the Adjustments and contributions for the period just completed, and the new balance of his Individual Account.

                                     ARTICLE 3

                                   CONTRIBUTIONS

Section 3.1    SALARY REDIRECTION

          (a) SALARY REDIRECTION AGREEMENT. Each Employee who satisfies the requirements of Section 2.1 may, but shall not be required to, elect to have a Salary Redirection made to the Trust Fund on his behalf. An eligible Employee shall make such an election by agreeing to have his Employer redirect, and contribute to the Trust Fund on the Employee's behalf, a portion of the Employee's Compensation. The amount shall be a whole percentage of his Compensation, but shall not exceed fifteen percent (15%). The Committee may limit the amount of Salary Redirection Contributions at any time, if such limits are advisable in order for the Plan to Comply with the requirements of Sections 3.4, 3.6 or 4.5. The maximum amount of contributions that can be made during a period pursuant to this Section shall be offset by any Thrift Savings Contributions made during the same period.

          (b) ELECTION TO PARTICIPATE. The election to have the Employer make 401(k) Savings Contributions shall be made in a manner prescribed by the Committee. The contributions shall commence with the first pay in the calendar month beginning at least fifteen (15) days after an election made in the manner prescribed by the Committee, subject to the following:

               (1) A reemployed Employee who was eligible to participate in the Plan during his prior period of employment may elect on his reemployment date to have the contributions commence with his first pay; and

               (2) An employee who becomes an Employee as defined under this Plan because of a change in employment status, and who is eligible to participate in the Plan as of the date of his change in status, may elect on his change in status date to have the contributions commence with his first pay after that date. An employee participating in the LG&E Energy Corp. Savings Plan will automatically be enrolled in this Plan upon becoming an Employee as defined under this Plan.

          (c) CHANGE IN SALARY REDIRECTION CONTRIBUTIONS. A Participant electing to have contributions made to the Trust Fund on his behalf pursuant to this Section may, in a manner prescribed by the Committee, increase or decrease his Salary Redirection Contributions amount (within permissible limits) effective with the first pay in the calendar month beginning at least fifteen
               (15) days after the date the form is received by the Committee. A single application could include a change under both this Subsection and Subsection 3.2(c). If a Participant has both 401(k) Savings Contributions and Thrift Savings Contributions, an election to decrease the amount of one but not the other to zero percent (0%) shall be construed to be a change in contributions and shall not be construed to be a cessation of contributions pursuant to either Subsection 3.1(d) or 3.2(d).]

          (d) CESSATION OF SALARY REDIRECTION CONTRIBUTIONS. A Participant may elect to cease future Salary Redirection Contributions effective with the first pay in the calendar month beginning at least fifteen (15) days after an election is made in a manner prescribed by the Committee. (Contributions will automatically be suspended during an unpaid leave of absence.) In the event the Participant desires thereafter to recommence having Salary Redirection Contributions made on his behalf, he shall be allowed to do so effective with the first pay in the calendar month beginning at least fifteen (15) days after an election is made in a manner prescribed by the Committee, provided that any cessation under this Subsection must be for a period of at least three (3) months. Notwithstanding the preceding sentence, the minimum three (3) month cessation of contributions shall not be required if the cessation is due to a leave of absence, nor in the amount of the deemed dividends deferred pursuant to Section 3.1(g). Cessation of 401(k) Savings Contributions will also result in a cessation of any Thrift Savings Contributions.

          (e) NOTICE REQUIREMENTS. Any notice requirements in this Section may be lengthened or shortened by the Committee if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

          (f) PAYMENT TO TRUSTEE. The Employer shall pay to the Trustee any 401(k) Savings Contributions made on behalf of the Participant as of the earliest date on which such Salary Redirection can reasonably be segregated from the Employer's general assets, but no later than the fifteenth (15th) business day of the month following the month in which the Salary Redirection is received by the Employer or the fifteenth (15th) business day of the month following the month in which the Salary Redirection is received by the Employer.

          (g) AMOUNTS OF ESOP DIVIDENDS DEEMED DEFERRED. A Participant will be deemed to have elected to have a Salary Redirection made on his behalf in the amount of the ESOP Dividends paid to him in cash, subject to the limits of Sections 401(k), 402(g) and 415 of the Code and the regulations thereunder. Deemed deferrals made pursuant to this Subsection 3.1(g), shall not be taken into account in the calculation of the percentage of salary redirected pursuant to Subsection 3.1(a).

Section 3.2    THRIFT SAVINGS CONTRIBUTIONS

          (a) THRIFT SAVINGS CONTRIBUTION AGREEMENT. Each Employee who satisfies the requirements of Section 2.1 may, but shall not be required to, elect to make Thrift Savings Contributions to the Trust fund in an amount that shall be a whole percentage of his Compensation, but shall not exceed fifteen percent (15%). The committee may limit the amount of Thrift Savings Contributions at any time, if such limits are advisable in order for the Plan to comply with the requirements of Sections 3.5 or 4.5. The maximum amount of contributions that can be made during a period pursuant to this Section shall be offset by any 401(k) Savings Contributions made during the same period.

          (b) ELECTION TO PARTICIPATE. The election to make Thrift Savings Contributions shall be made in a manner prescribed by the Committee. The contributions shall commence with the first pay in the calendar month beginning at least fifteen (15) days after an election made in the Manner prescribed by the Committee, subject to the following:

               (1) A reemployed Employee who was eligible to participate in the Plan during his prior period of employment may elect on his reemployment date to have the contributions commence with his first pay; and

               (2) An employee who becomes an Employee as defined under this Plan because of a change in employment status, and who is eligible to participate in the Plan as of the date of his change in status, may elect on his change in status date to have the contributions commence with his first pay after that date. An employee participating in the LG&E Energy Corp. Savings Plan will automatically be enrolled in this Plan upon becoming an Employee as defined under this Plan.

          (c) CHANGE IN THRIFT SAVINGS CONTRIBUTIONS. A Participant electing to make contributions to the Trust Fund pursuant to this Section may, in a manner prescribed by the Committee, increase or decrease his Thrift Savings Contributions amount (within permissible limits) effective with the first pay in the calendar month beginning at least fifteen (15) days after the date the form is received by the Committee.

          (d) CESSATION OF THRIFT SAVINGS CONTRIBUTIONS. A Participant may elect to cease future Thrift Savings Contributions effective with the first pay in the calendar month beginning at least twenty (2) days after receipt of written notice by the Committee. (Contributions will automatically be suspended during an unpaid leave of absence.) In the event the Participant desires thereafter to recommence making Thrift Savings Contributions, he shall be allowed to do so effective with the first pay in the calendar month beginning at least (20) days after receipt of an enrollment form by the Committee, provided that any cessation under this Subsection must be for a period of at least three (3) month. Notwithstanding the preceding sentence, the minimum three
               (3) month cessation of contributions shall not be required if the cessation is due to a leave of absence. Cessation of Thrift Savings Contributions will also result in a cessation of any 401(k) Savings Contributions.

          (e) NOTICE REQUIREMENTS. Any notice requirements in this Section may be lengthened or shortened by the Committee if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

          (f) PAYMENT TO TRUSTEE. The Employer shall pay to the Trustee any 401(k) Savings Contributions made on behalf of the Participant as of the earliest date on which such Salary Redirection can reasonably be segregated from the Employer's general assets, but no later than the fifteenth (15th) business day of the month following the month in which the Salary Redirection is received by the Employer or the fifteenth (15th) business day of the month following the month in which the Salary Redirection is received by the Employer.

Section 3.3    MATCHING SALARY REDIRECTION CONTRIBUTIONS

               The Employer shall make Matching Salary Redirection Contributions to the Trust Fund on behalf of any Participant who elects to have Savings Contributions made to the Trust Fund. The Matching Salary Redirection Contributions will be the amount necessary to match fifty percent (50%) of the Participant's eligible Salary Redirection Contributions. Eligible Salary Redirection Contributions, for purposes of this Section, means Salary Redirection Contributions not to exceed six percent (6%) of Compensation. The Employer shall pay the Matching Salary Redirection Contributions to the Trustee on the same day the 401(k) Savings Contributions are paid pursuant to Subsection 3.1(f).

Section 3.4    NONDISCRIMINATION TEST FOR SALARY REDIRECTION CONTRIBUTIONS

          (a) The Employer shall check the actual deferral percentages for the Plan Year against the tests identified below. In the event that neither test is met, the Employer shall reduce the actual deferral percentages of Highly Compensated Employees that are above the maximum deferral percentage allowed under the tests; provided that the initial reductions shall be in unmatched Salary Redirection Contributions, and only if such reductions are not sufficient shall matched Salary Redirection Contributions be reduced. Beginning with the highest actual deferral percentage, each percentage shall be reduced to the next highest percentage, and so forth, until the excess is eliminated. To the extent that it is necessary to reduce matched Salary Redirection Contributions, the corresponding Matching 401(k) Savings Contributions (adjusted for income or loss for the Plan Year) shall be forfeited in accordance with the provisions of Subsection 5.7(i).

          (b) The term "eligible Employee", for purposes of this Section, shall mean any Employee who is eligible to participate in the Plan during the Plan Year for which the tests are being made. An Employee who would be eligible but for a suspension due to a withdrawal from his Individual Account, or an election not to participate in the Plan, is treated as an eligible Employee for purposes of this Section.

          (c) The actual deferral percentage for a specified group of Employees shall be the average of the following ratios (expressed as percentages and calculated separately for each eligible Employee): Contributions made on behalf of each eligible Employee divided by the compensation of the eligible Employee.
               In calculating the actual deferral percentage of a Highly Compensated Employee who participates in more than one cash or deferred arrangement of the Company, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (d) The term "compensation", for purposes of this Section, shall include all amounts includible in the Employee's gross income that are paid by the Employer to the Employee during the period he is an eligible Employee. For all Plan Years, the Employer shall have the right to increase the Employee's compensation, for purposes of this Section, by the amount of any elections under Code Sections 125 (flexible benefit plans), 402(e)(3) (cash or deferred arrangements), and 402(h)(1)(B) (simplified employee plans), or to use such alternate definition of compensation as may be provided under Section 414(s) of the Code. Alternate definitions of compensation under Code Section 414(s) include (i) compensation within the meaning of Code Section 415(c)(3) including or excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits, and (ii) any other definition of compensation that is reasonable, does not by design favor Highly Compensated Employees, and satisfies the nondiscrimination requirements of Code Section 414(s) and the regulations thereunder. Compensation for purposes of this Section shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as determined pursuant to Code
               Section 401(a)(17).

          (e) Only one (1) of the following two (2) tests need be satisfied not to have a reduction in 401(k) Savings Contributions.

               Test I - The actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage for the group of all other eligible Employees multiplied by one and twenty-five hundredths (1.25).

               Test II -  The excess of the actual deferral percentage for the group of Highly Compensation Employees over the actual deferral percentage for the group of all other eligible Employees is not more than two (2) percentage points, and the actual deferral percentage for the group of Highly Compensated Employees is not more than the actual deferral percentage for the group of all of the eligible Employees multiplied by two (2). Effective for Plan Years beginning after December 31, 1988, if Test II in Subsection 3.5(e) is used in testing other contributions pursuant to Section 3.5, Test II under this Section shall be limited as provided in Code Section 401(m)(9) and the regulations issued by the Secretary of the Treasury or notices issued by the Internal Revenue Service. If a multiple use of Test II occurs, such multiple use shall be corrected by reducing either the actual deferral percentage or actual contribution percentage of the Highly Compensated Employees in an amount calculated in the manner provided in Subsection
                       (a) of this Section or Subsection 3.5(a).

          (f) If neither Test I nor Test II is satisfied for any Plan Year, the Plan shall nevertheless be deemed to comply with the requirements of Section 401(k)(3)(A)(ii) of the Code for such Plan Year if, before the last day of the following Plan Year, the amount of any excess contributions allocable to a Participant (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4), provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Participants' Individual Accounts) is distributed to the Participant.

          (g) This Section shall be governed by the rules of Code Section 401(k), 401(a)(4) and any rules or regulations issued pursuant thereto, including the aggregation rules of Code Section 401(k)(3) and the regulations thereunder.

Section 3.5    NONDISCRIMINATION TEST FOR OTHER CONTRIBUTIONS

          (a) The Employer shall check the actual contribution percentages for the Plan Year against the tests identified below. In the event that neither test is met, the Employer shall reduce the actual contribution percentages of Highly Compensated Employees that are above the maximum contribution percentage allowed under the tests; provided that the initial reductions shall be in Thrift Savings Contributions, and only if such reductions are not sufficient shall Matching Salary Redirection Contributions be reduced. Beginning with the highest actual contribution percentage, each percentage shall be reduced to the next highest percentage, and so forth, until the excess is eliminated. If it is necessary to reduce Matching 401(k) Savings Contributions, the Participant shall receive from the Plan a distribution equal to the vested portion of such reduction (adjusted for income or loss for the Plan Year). Any non-vested portion of such reduction (adjusted for income or loss for the Plan Year shall be forfeited in accordance with the provisions of Subsection 5.7(i).

          (b) The term "eligible Employee", for purposes of this Section, shall mean any Employee who is eligible to participate in the Plan during the Plan Year for which the tests are being made. An Employee who would be eligible but for a suspension due to a withdrawal from his Individual Account, or an election not to participate in the Plan, is treated as an eligible Employee for purposes of this Section.

          (c) The actual contribution percentage for a specified group of Employees shall be the average of the following ratios (expressed as percentages and calculated separately for each eligible Employee): Matching 401(k) Savings Contributions and Thrift Savings Contributions (and 401(k) Savings Contributions to the extent elected by the Employer and permitted by regulations under Code Section 401(m) on behalf of each eligible Employee divided by the compensation of the eligible Employee. In calculating the actual contribution percentage of a Highly Compensated Employee who participates in more than one arrange of the Company subject to Code Section 401(m), all arrangements subject to Code Section 401(m) ending with or within the same calendar year shall be treated as a single arrangement.

          (d) The term "compensation", for purposes of this Section, shall include all amounts includible in the Employee's gross income that are paid by the Employer to the Employee during the period he is an eligible Employee. For all Plan Years, the Employer shall have the right to increase the Employee's compensation, for purposes of this Section, by the amount of any elections under Code Sections 125 (flexible benefit plans), 402(e)(3) (cash or deferred arrangements), and 402(h)(1)(B) (simplified employee plans), or to use such alternate definition of compensation as may be provided under Section 414(s) of the Code. Alternate definitions of compensation under Code Section 414(s) include (i) compensation within the meaning of Code Section 415(c)(3) including or excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits, and (ii) any other definition of compensation that is reasonable, does not by design favor Highly Compensated Employees, and satisfies the nondiscrimination requirements of Code Section 414(s) and the regulations thereunder. Compensation for purposes of this Section shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as determined pursuant to Code
               Section 401(a)(17).

          (e) Only one (1) of the following two (2) tests need be satisfied not to have a reduction in contributions tested pursuant to this Section.

               Test I - The actual contribution percentage for the group of Highly Compensated Employees is not more than the actual contribution percentage for the group of all other eligible Employees multiplied by one and twenty-five hundredths (1.25).

               Test II - The excess of the actual contribution percentage for the group of Highly Compensation Employees over the actual contribution percentage for the group of all other eligible Employees is not more than two (2) percentage points, and the contribution deferral percentage for the group of Highly

                        Compensated Employees is not more than the actual contribution percentage for the group of all of the eligible Employees multiplied by two (2). Effective for Plan Years beginning after December 31, 1988, if Test II in Subsection 3.4(e) is used in testing 401(k) Savings Contributions pursuant to Section 3.4, Test II under this Section shall be limited as provided in code
                        Section 401(m)(9) and the regulations issued by the Secretary of the Treasury or notices issued by the Internal Revenue Service. If a multiple use of Test II occurs, such multiple use shall be corrected by reducing either the actual contribution percentage or actual contribution percentage of the Highly
                        Compensated Employees in an amount calculated in the manner provided in Subsection (a) of this Section or Subsection 3.4(a).

          (f) If neither Test I nor Test II is satisfied for any Plan Year, the Plan shall nevertheless be deemed to comply with the requirements of Section 401(m) of the Code for such Plan Year if, before the last day of the following Plan Year, the amount of any excess aggregate contributions allocable to a Participant (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code Section 401(a)(4), provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is used by the Plan for allocating income or loss to Participants' Individual Accounts) is distributed to the Participant. For purposes of this Section, the term "excess aggregate contributions" means, with respect to any Plan Year, the excess of:

               (1) the aggregate amount of 401(k) Savings Contributions and Thrift Savings Contributions actually paid to the Trust Fund on behalf of Highly Compensated Employees for the Plan Year, over

               (2) the maximum amount of such contributions permitted under Subsection (e) of this Section.

          (g) This Section shall be governed by the rules of Code Section 401(m), 401(a)(4) and any rules or regulations issued pursuant thereto, including the aggregation rules of Code Section 401(m)(2)(B) and the regulations thereunder.

Section 3.6    ROLLOVER AMOUNT FROM OTHER PLANS

               An Employee eligible to participate in the Plan, regardless of whether he has satisfied the participation requirements of
               Section 2.1, may transfer to the Trust Fund an "eligible rollover distribution," defined in Code Section 402(c)(4), provided that such distribution is from a plan that meets the requirements of Code Section 401(a).

          (a) The procedures approved by the Committee shall provide that such a transfer may be made only if the following conditions are satisfied:

               (1) The transfer occurs on or before the sixtieth (60th) day following the distribution from the other plan;

               (2) The amount transferred is equal to any portion of the distribution made from the other plan, subject to the maximum rollover provision of Section 402 of the Code; and

               (3) Any contribution rolled over pursuant to this provision is entirely in cash.

          (b) Notwithstanding the foregoing, if an Employee had deposited a distribution previously received from another qualified plan into an individual retirement arrangement, as defined in Code Section 408, he may transfer the amount of such distribution, plus earnings thereon, to this plan; provided such rollover amount is deposited with the Trustee on or before the sixtieth (60th) day following the Employee's receipt thereof from the individual retirement arrangement.

          (c) The Committee shall develop such procedure, and may require such information from an employee desiring to make such a rollover or transfer, as it deems necessary or desirable to determine that the rollover or transfer will meet the requirements of this Section. Upon approval by the Committee, the amount rolled over or transferred shall be deposited in the Trust Fund and shall be credited to a Rollover Account. The value of such Account shall be one hundred percent (100%) vested in the Employee and shall share in income allocations in accordance with Section 4.3. Upon the employee's termination of employment with the Company, the total amount of the Rollover Account shall be distributed in accordance with Article 5.

          (d) Upon such a rollover or transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

Section 3.7    MAXIMUM INDIVIDUAL DEFERRAL

               A Participant shall not be permitted to have his Employer redirect an amount in excess of seven thousand dollar ($7,000) in any calendar year pursuant to the provisions of Section 3.1, including contributions to any other plan of the Company which are made pursuant to Code Section 402(e)(3). The seven thousand dollars ($7,000) limitation shall be adjusted in accordance with cost-of-living adjustments made by the Secretary of the Treasury pursuant to Code Section 402(g)(5). If any amount is redirected pursuant to Section 3.1 in excess of seven thousand dollars ($7,000) to all plans pursuant to Code Section 402(e)(3), such amount shall be deemed an "excess deferral" and the Committee shall direct the Trustee to distribute to the Participant (not later than April 15th following the calendar year in which the excess deferral was made) the amount of the excess deferral (adjusted for income or loss for the Plan Year computed using any reasonable method that satisfies Code
               Section 401(a)(4), provided it is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year and provided it is sued by the Plan for allocating income or loss to Participants' Individual
               Accounts, and reduced by any deferrals distributed pursuant to
               Section 3.4).

Section 3.8    MISTAKE OF FACT

               If due to a mistake of fact, Employer Contributions to the Trust Fund for any Plan Year exceed the amount intended to be contributed, notwithstanding any provision to the contrary, the Employer, as soon as such mistake of fact is discovered, shall notify the Committee. The Committee shall direct that the Trustee return such excess to the Employer, provided such return is made within one (1) year of the date on which the Employer made the contribution. The amount of such excess to be returned will be reduced by any loss allocable to such excess, but will not be increased by any allocable income.

                                     ARTICLE 4

                         ALLOCATIONS TO INDIVIDUAL ACCOUNTS


Section 4.1    INDIVIDUAL ACCOUNTS

               The Committee shall establish and maintain an Individual Account in the name of each Participant to which the Trustee shall credit all amounts allocated to each such Participant pursuant to
               Article 3 and the following Sections of this Article.

Section 4.2    INVESTMENT OF ACCOUNTS

               The Individual Account shall be invested by the Trustee in accordance with the following:

          (a) There shall be established the following Investment Funds within the Trust Fund:

               (1)  Fidelity Retirement Government Money Market Portfolio,

               (2)  Fidelity Puritan Fund,

               (3)  Fidelity Spartan U.S. Equity Index Portfolio,

               (4)  Fidelity Magellan Fund,

               (5)  Fidelity Contrafund,

               (6)  Fidelity Equity-Income II Fund,

               (7)  Warburg Pincus Emerging Growth,

               (8)  Tempelton Foreign,

               (9)  Fidelity Intermediate Bond Fund,

               (10) LG&E Energy Corp. Common Stock Fund,

               (11) Janus Worldwide Fund, effective August 1, 1998.

          (b) The Participant may direct the investments of current contributions to his Individual Account and the cumulative balance of his Individual Account in increments of ten percent (10%).

          (c) A Participant may transfer the cumulative balance of this Individual Account. There shall be no limit on the number of times a Participant can change the direction as to the investment of current contributions to his Individual Account.

          (d) A Participant who does not make any election under this Section shall have the Individual Account and current contributions made on his behalf invested in the Retirement Government Money Market Portfolio.

Section 4.3    VALUATION OF ACCOUNTS

          (a) INDIVIDUAL ACCOUNT. As of each Valuation Date, the Committee shall determine the fair market value of the Individual Account of each Participant as follows:

               (1) The value of the Individual Account of each Participant as of the last Valuation Date;

               (2 MINUS the amount of any withdrawals and distributions made from the Participant's Individual Account since the last Valuation Date;

               (3) PLUS any contributions to the separate account in the Participant's Individual Account established for contributions pursuant to the following Sections since the last Valuation Date: 3.1, 3.2, 3.3.

               (4) PLUS any investment earnings allocated to such Individual Account since the last Valuation Date;

               (5) MINUS any investment losses allocated to such Individual Account since the last Valuation Date.

          (b) INVESTMENT EARNINGS OR LOSSES. The investment earnings (or losses, if such computation is negative) from each Investment Fund shall mean the net gain or loss of each Investment Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the fund. In determining the investment earnings or losses of the Investment Fund as of any date, assets shall be valued on the basis of their fair market value as of said date.

          (c) ALLOCATION OF INVESTMENT EARNINGS OR LOSSES. The investment earnings and losses from each Investment Fund shall be allocated to the Individual Account of each Participant invested in the respective Investment Fund in such reasonable and consistently applied manner as the Trustee shall determine, provided that the allocation is based on the relative market values of the Participant's Individual Account.

Section 4.4    TRUSTEE AND COMMITTEE JUDGMENT CONTROLS

               In determining the fair market value of the Trust Fund and of Individual Accounts, the Trustee and the Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of the Valuation Date, regardless of when actual allocations were undertaken.

Section 4.5    MAXIMUM ADDITIONS

               Anything herein to the contrary notwithstanding, the total Annual additions of a Participant for any Limitation Year when combined with any similar annual additions credited to the Participant for the same period from another qualified Defined Contribution Plan maintained by the Company, shall not exceed the lesser of the amounts determined pursuant to Subsection (a) or (b) of this Section.

          (a) Thirty thousand dollars ($30,000) or such other amount as determined pursuant to Code Section 415B(1)(a); or

          (b) Twenty-five percent (25%) of the Participant's compensation received from the Company for such Limitation Year, as determined pursuant to Section 415 of the Code.

          (c) In the event a Participant is covered by one or more Defined Contribution Plans maintained by the Company, the maximum annual additions as noted above shall be decreased in any other Defined Contribution Plan as determined necessary by the Company, prior to a reduction of this Plan, to ensure that all such plans will remain qualified under the Code.

Section 4.6    CORRECTIVE ADJUSTMENTS

               In the event that corrective adjustments in the Annual Additions to any Participant's Individual Account are required as the result of allocating forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to an individual under the limits of Code Section 415, or such other facts and circumstances as may be provided for by rules and regulations issued pursuant to Code Section 415, the corrective adjustments shall be made pursuant to and in the order of the Subsections of this Section.

          (a) The Participant's Thrift Savings Contributions shall be reduced to insure compliance with Section 4.5. Any affected Thrift Savings Contributions will be distributed to the Participant.

          (b) The Participant's unmatched 401(k) Savings Contributions shall be reduced to insure compliance with Section 4.5. Any affected 401(k) Savings Contributions will be distributed to the Participant.

          (c) The Participant's matched 401(k) Savings Contributions and Matching 401(k) Savings Contributions shall be proportionally reduced to insure compliance with Section 4.5 Any affected 401(k) Savings Contributions will be distributed to the Participant. Any affected Matching 401(k) Savings Contributions shall be used to reduce future Matching 401(k) Savings Contributions.

Section 4.7    DEFINED CONTRIBUTION AND DEFINED BENEFIT PLAN FRACTION

               If a Participant is a participant in a Defined Benefit Plan maintained by the Company, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation year may not exceed one (1.0).

          (a) For purposes of this Section, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions of the Participant under this Plan and any other Defined Contribution Plan maintained by the Company as of the close of the Limitation Year and the denominator of which the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Company:

              (1) the product of one and twenty-five hundredths (1.25) multiplied by the dollar limitation in effect under
                   Section 415(c)(1)(A) of the Code; or

              (2) the product of one and four tenths (1.4) multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to the Participant under the Plan for such Limitation Year.

          (b) For purposes of this Section, the term "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the Defined Benefit Plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

               (1) the product of one and twenty-five hundredths (1.25) multiplied by the dollar limitation in effect pursuant to
                    Section 415(b)(1)(A) of the Code for such Limitation Year;
                    or

               (2) the product of one and four tenths (1.4) multiplied by the amount which may be taken into account pursuant to Section 415(b)(1)(B) of the Code with respect to the Participant under the Defined Benefit Plan for such Limitation Year.

          (c) The limitation on aggregate benefits from a Defined Benefit Plan and a Defined Contribution Plan which is contained in
               Section 2004 of ERISA, as amended, shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan.

                                     ARTICLE 5

                                   DISTRIBUTIONS


Section 5.1    NORMAL RETIREMENT

               When a Participant lives to his Normal Retirement Date and retires, he shall become entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.2    EARLY RETIREMENT

               When a Participant lives to his Early Retirement Date and retires, he shall become entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.3    LATE RETIREMENT

               A Participant may continue his employment past his Normal Retirement Date on a year-to-year basis. He shall continue to be a Participant under the Plan. Upon his actual retirement, he shall become entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.4    DEATH

               If a Participant dies, his Beneficiary shall be entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contribu-tions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.5    DISABILITY

               When it is determined that a Participant is Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee and such disabled Participant shall be entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.6    PERMANENT LAYOFF

               If a Participant's termination of employment is due to a permanent layoff, he shall be entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

Section 5.7    TERMINATION OF EMPLOYMENT

          (a) Upon termination of employment for any reason other than normal retirement, early retirement, late retirement, death, disability, or permanent layoff, a Participant shall be entitled to the full value of his Individual Account as of the Valuation Date coincident with or, otherwise, immediately preceding his date of retirement, plus any 401(k) Savings Contributions, Thrift Savings Contributions, Employer Contributions, forfeitures, and Adjustments allocated to such account since such Valuation Date, plus any payments made by the Participant pursuant to Section 6.4 since such Valuation Date, and less any withdrawals since such Valuation Date.

          (b) A Participant shall always be one hundred percent (100%) vested in the balance of his 401(k) Savings Contribution Account and Thrift Savings Contribution Account.

          (c) A Participant shall be vested in the balance attributable to his Matching 401(k) Savings Contribution Account and Matching Thrift Savings Contribution Account based on the years of Service as of his date of termination, in accordance with the following schedule:

               Years of Service              Vested Percentage
               ----------------              -----------------
               Less than 1 year                   0%
               1 but less than 2                  20%
               2 but less than 3                  40%
               3 but less than 4                  60%
               4 but less than 5                  80%
               5 years or more                    100%

          (d) Notwithstanding the above a Participant who attains Normal Retirement Age while employed by the Company shall be fully vested in his Individual Account under the Plan.

          (e) A Participant who terminates employment pursuant to this Section with a zero percent (0%) vested percentage shall be deemed to have received a distribution on the date he terminates employment. If a terminated Participant receives a distribution of any part of the vested portion of his Individual Account prior to incurring five (5) consecutive Breaks in Service or if said terminated Participant is zero percent (0%) vested, the non-vested balance of such terminated Participant's Individual Account shall be forfeited as of the date he receives or is deemed to have received said distribution.

          (f) If a terminated Participant is re-employed prior to incurring five (5) consecutive Breaks in Service, any amount forfeited pursuant to this Section will be restored to his Individual Account if he repays, prior to the date which is five (5) years after the date on which the Participant is subsequently re-employed, the amount previously distributed to him from such account. Restoration of a forfeiture will come from a special employer contribution. For purposes of this Section, a Participant who receives a deemed distribution pursuant to this Section will be deemed to have repaid the distribution upon re-employment.

          (g) The non-vested balance of the Individual Account of a terminated Participant shall be forfeited as of the Valuation Date at the end of the Plan Year in which such terminated Participant incurs five (5) consecutive Breaks in Service if the Participant is vested in any portion of his Individual Account and does not receive a distribution prior to incurring five (5) consecutive Breaks in Service.

          (h)  A terminated Participant who is re-employed after incurring five
               (5) or more consecutive Breaks in Service shall not be allowed to repay any amount distributed to him and shall not have any amount forfeited pursuant to this Section restored to his Individual Account.

          (i) Any Matching 401(k) Savings Contributions or Matching Thrift Savings Contributions forfeited will be used to reduce future Matching 401(k) Savings Contributions.

Section 5.8    COMMENCEMENT OF BENEFITS

               Any benefits payable under this Article shall be paid as soon as reasonably possible following the actual date of severance, subject to the Participant's consent. Unless the Participant elects otherwise, payment shall begin no later than sixty (60) days after the last day of the Plan Year in which occurs the latest of (i) the Participant's reaching Normal Retirement Age;
               (ii) the tenth (10th) anniversary of the date the Employee became a Participant; or (iii) termination of the Participant's employment. The Participant may defer distribution to a subsequent date unless his benefit may be cashed out without his consent pursuant to Subsection 5.10(a), or unless he is subject to Section 5.9 as a result of attaining age seventy and one-half (70 1/2).

Section 5.9    MINIMUM DISTRIBUTIONS

               The Individual Account of a Participant must be distributed or commence to be distributed no later than April 1 following the calendar year in which such individual attains age seventy and one-half (70 1/2) unless such individual has effectively executed a waiver prior to January 1, 1984, in accordance with the Code and notices and regulations issued thereunder. Notwithstanding the preceding, the distributions to an Participant who attains age seventy and one-half (70 1/2), do not have to commence until April 1 the following calendar year in which the later of age seventy and one-half (70 1/2) or termination of employment occurs; provided that if the Participant was not a five percent (5%) owner of the Employer at any time during or after the Plan Year in which he attained age sixty-six and one-half (66 1/2), distributions must commence no later than April 1 following the calendar year in which the later of the following occurs: (1) he attains age seventy and one-half (70 1/2); or (2) he becomes a five percent (5%) owner.

Section 5.10   METHODS OF PAYMENT

          (a) A Participant or Beneficiary shall elect a distribution of the Individual Account as provided hereinafter. Subject to the provisions of Section 5.13, no other manner of distribution shall be provided. The election by the Participant or Beneficiary shall be in writing on an appropriate form to be provided by the Committee and shall be filed with the Committee at least thirty (30) days before distribution is to be made. The Committee may not require an immediate lump sum distribution without the consent of the Participant or Beneficiary, unless the vested value of the Individual Account is not more than five thousand dollars ($5,000). If the vested value of the Participant's Individual Account is not more than five thousand dollars ($5,000), the benefits payable will be paid as soon as reasonably possible following the actual date of severance, notwithstanding lack of consent. If the vested value of the Participant's Individual Account has been more than five thousand ($5,000) at the time of any distribution, the value of the Participant's Individual
               Account will be deemed to be more than five thousand ($5,000) at the time of any subsequent distribution for purposes of the consent requirements of this paragraph. Notwithstanding the above, no lump sum distribution may be made after periodic payments have commenced without the consent of the Participant or Beneficiary. The alternative forms of distribution are as follows:

               (1)  A lump sum distribution in cash or in kind; or

               (2) Periodic annual installment payments for a period not to exceed fifteen (15) years as selected by the Participant or Beneficiary, each installment payment to be made on or about December 31 except as otherwise provided in Sections 5.8 and 5.9; or

               (3)  Any combination of the above.

          (b) If the Participant dies after periodic installment payments commence but before the Individual Account is fully distributed, the balance remaining in the Individual Account shall be paid out over the periods remaining pursuant to the Participant's election under clause (2) of Subsection (a) of this Section, or, if the Beneficiary elects, such other period as is allowed under this Section.

          (c) Any payment provided for in this Section may not extend beyond the life expectancy of the Participant or the joint and last survivor's life expectancy of the Participant and designated Beneficiary, and in no event, beyond fifteen (15) years.

          (d) If the Participant dies before distribution commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death, except to the extent that an election is made to receive distributions in accordance with (1) or (2) below;

               (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death.

               (2) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to commence shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2). If the spouse dies before payments begin, any subsequent distribution shall be made as if the spouse had been the Participant.

          (e) Notwithstanding any settlement option contained in this Plan, the benefits payable to the Beneficiary of any Participant must be incidental to the primary purpose of distributing accumulated funds to the Participant, and if the Participant's designated Beneficiary or survivor is other than his spouse, the settlement option shall not violate Code Section 401(a)(9).

Section 5.11   BENEFITS TO MINORS AND INCOMPETENTS

          (a) In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may direct the Trustee to dispose of such amount in any one or more of the ways specified in items (1) through (3) of this Subsection.

               (1)  By payment thereof directly to such minor;

               (2)  By application thereof for benefit of such minor;

               (3) By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

Section 5.12   UNCLAIMED BENEFITS

               If, after diligent effort, a Participant or Beneficiary who is entitled to a distribution cannot be located within a reasonable period of time after the date such distribution was to commence, the distributable Individual Account balance shall be deposited in such separate account as the Trustee shall determine. The separate account shall be registered in the name of the person entitled to the distribution. The balance in such separate account shall be forfeited on the last day of the Plan Year in which the Participant incurs his fifth (5th) consecutive Break in Service, or such later date as the Committee may determine, and shall be used to reduce future Employer Contributions. If the Participant or Beneficiary subsequently presents a valid claim for the benefit to the Committee, the Committee shall cause the benefit, equal to the amount which was forfeited under this Section, to be restored from a special employer contribution.

Section 5.13   PARTICIPANT DIRECTED ROLLOVERS

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) For purposes of this Section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) For purposes of this Section, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               For purposes of this Section, a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                     ARTICLE 6

                               WITHDRAWALS AND LOANS

Section 6.1    HARDSHIP WITHDRAWAL - 401(k) SAVINGS

          (a) Upon proper written application of a Participant made at least thirty (30) days in advance of the withdrawal date, in such manner and in such form as the Committee may specify, the Committee in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his 401(k) Savings Contribution Account and vested Matching 401(k) Savings Contribution Account; provided that earnings allocated to said 401(k) Savings Contribution Account may not be withdrawn.

          (b) The reason for a withdrawal pursuant to this Section must be to enable the Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Participant. Such needs shall be limited to:

               (1) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

               (2) purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3 payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code Section 152);

               (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

               (5) payment of funeral expenses for the Participant's spouse or any dependents of the Participant (as defined in Code
                    Section 152); or

               (6) any additional items which may be added to the list of deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

               Any withdrawal hereunder may not exceed the amount required to meet the financial need, and the amount must not be reasonably available from other resources of the Participant. The amount of an immediate and heavy financial need may include any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution.

          (c) The minimum amount that can be withdrawn pursuant to this Section is the lesser of one hundred dollars ($100) or one hundred percent (100%) of the Participant's 401(k) Savings Contribution Account (excluding earnings) and vested Matching 401(k) Savings Contribution Account. Withdrawals shall be made first from the 401(k) Savings Contribution Account and then, if necessary, from the Matching 401(k) Savings Contribution Account.

          (d)  The Committee may lengthen or shorten the notice period in this
               Section if it finds it administratively necessary or feasible to do so. In granting or refusing any request for withdrawal or in changing the notice period, the Committee shall do so on a uniform, equitable and nondiscriminatory basis.

          (e) Withdrawals in accordance with this Section shall not result in an automatic suspension of contributions under this Plan.

          (f) The determination by the Committee that the distribution will be necessary to satisfy an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. A distribution generally will be treated as necessary to satisfy a financial need if the Committee relies, without actual knowledge to the contrary, on the Participant's written representation that the need cannot reasonably be relieved:

               (1) through reimbursement or compensation by insurance or otherwise;

               (2) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (3) by cessation of 401(k) Savings Contributions or Thrift Savings Contributions under the Plan; or

               (4) by other distributions or non-taxable loans from the Plan or from plans maintained by the Employer or by any other employer, or by borrowing from commercial terms.

               For purposes of this Section, the Participant's resources shall be deemed to include those of his spouse and minor children that are reasonably available to the Participant.

Section 6.2    HARDSHIP WITHDRAWAL - THRIFT SAVINGS

          (a) Upon proper written application of a Participant made at least thirty (30) days in advance of the withdrawal date, in such manner and in such form as the Committee may specify, the Committee in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Thrift Savings Contribution Account and vested Matching Thrift Savings Contribution Account.

          (b) The reason for a withdrawal pursuant to this Section must be to enable the Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs of the Participant. Such needs shall be limited to:

               (1) expense for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

               (2) purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code Section 152);

               (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

               (5) payment of funeral expenses for the Participant's spouse or any dependents of the Participant (as defined in Code
                    Section 152); or

               (6) any additional items which may be added to the list of deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

               Any withdrawal hereunder may not exceed the amount required to meet the financial need. The amount of an immediate and heavy financial need may include any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution.

          (c) The minimum amount that can be withdrawn pursuant to this Section is the lesser of one hundred dollars ($100) or one hundred percent (100%) of the Participant's Thrift Savings Contribution Account and vested Matching Thrift Savings

               Contribution Account. Withdrawals shall be made first from the Thrift Savings Contribution Account and then, if necessary, from the Matching Thrift Savings Contribution Account.

          (d)  The Committee may lengthen or shorten the notice period in this
               Section if it finds it administratively necessary or feasible to do so. In granting or refusing any request for withdrawal or in changing the notice period, the Committee shall do so on a uniform, equitable and nondiscriminatory basis.

          (e) Withdrawals in accordance with this Section shall not result in an automatic suspension of contributions under this Plan.

Section 6.3    REGULAR THRIFT SAVINGS WITHDRAWALS

          (a) Upon proper application made at least thirty (30) days in advance of the withdrawal date, in such manner and in such form as the Committee may specify, a Participant shall be permitted to withdraw a portion or all of the balance of his Thrift Savings Contribution Account.

          (b) Only one (1) withdrawal may be made under this Section during any Plan Year. The minimum amount that can be withdrawn is the lesser of one hundred dollars ($100) or one hundred percent (100%) of the Participant's Thrift Savings Contribution Account.

          (c) Withdrawal in accordance with this Section will result in a suspension of the Participant's Thrift Savings Contributions and 401(k) Savings Contributions, effective with the first pay in the calendar month following the month in which their request for withdrawal is received by the Committee, and lasting for a period of three (3) months. Thrift Savings Contributions and 401(k) Savings Contributions may resume effective with the first pay in the calendar month following or coincident with the completion of the suspension period, provided the Participant submits a new enrollment form to the Committee at least twenty (20) days prior to such effective date. No Employer Contributions shall be made during any cessation of contributions under this Plan, and the Participant shall not be allowed to make up any contributions attributable to any such period.

          (d) The Committee may lengthen or shorten the notice requirements in this Section if it finds it administratively necessary or feasible to do so, with such discretion being exercised in a nondiscriminatory manner.

Section 6.4    PARTICIPANT LOANS

          (a) Upon application of a Participant, made in such manner and in such form and in a manner as the Committee may specify, the Committee may direct the Trustee to make a loan to the Participant from his Individual Account. The application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section. Any application for a loan under this Section by a Former Participant shall be denied.

          (b)  The amount of the loan shall not exceed the lesser of:

               (1) fifty thousand dollars ($50,000), reduced by the highest outstanding balance of loans from the Plan to the Participant during the one (1) year period ending on the day before the day the loan is made, or

               (2) one-half (1/2) the present value of the vested accrued benefit of the Participant under the Plan as of the date of the loan, minus the outstanding balance of all other loans from the Plan to the Participant as of the date of the loan.

          (c) The minimum amount of a Participant loan pursuant to this Section is one thousand dollars ($1,000), and no more than two (2) loans shall be made to a Participant during the Plan Year.

          (d) The Trustee shall withdraw the amounts loaned to the Participant from the Participant's Individual Account in the following source order: Salary Reduction Contribution Account, Matching Salary Reduction Contribution Account, Matching Thrift Savings Contribution Account, and Thrift Savings Contribution Account. The loan will be evidenced by a promissory note held as an earmarked asset of the Trust Fund. The Trustee shall credit interest and principal payments made by the Participant to the Participant's Individual Account on a pro rata basis according to the actual sources used for the loan.

          (e) The Participant may choose the Investment Fund(s) from which the loan is to be made. In the event the Participant does not choose the Investment Fund(s) from which the loan is to be made, it shall be made from such Investment Fund(s) as the Committee shall determine. Repayments will be credited on a pro rata basis according to the Participant's latest investment direction for contributions at the time of the repayment.

          (f) The Participant shall authorize the Employer to deduct from his compensation substantially equal installments consisting of interest and principal payable at the end of each regular pay period (but no less frequently than quarterly). The Employer shall transfer such payroll deductions to the Trustee within a reasonable time following the end of each regular pay period. In the event that the Participant ceases to be employed by the Employer, the outstanding principal and any interest due to date on the outstanding principal balance shall be immediately due and payable upon demand. Notwithstanding the preceding, if a Participant is still employed but is on an unpaid leave of absence or is otherwise not receiving compensation from the Employer, repayment shall be made pursuant to the terms of the promissory note (but no less frequently than quarterly).

          (g) A Participant may repay, at any time, all of the then outstanding principal balance of his loan, together with interest due to date on the prepaid portion. Any such prepayments shall be made to the Employer and the Employer shall transfer such prepaid amounts to the Trustee within a reasonable time after receipt. Except as otherwise provided in this Section, such right of prepayment shall be entirely in the discretion of the Participant and shall be without premium or penalty.

          (h) The collateral shall be the assignment of up to fifty percent (50%) of the Participant's vested Individual Account as of the date of the loan, supported by the Participant's promissory note for the amount of such loan, including interest, payable to the order of the Trustee.

          (i) Each loan shall bear interest at a reasonable rate to be fixed by the Committee and shall be based on interest rates currently being charged for similar loans by commercial lending institutions in the same geographical area as the situs of the Trust Fund. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Committee, different rates are required based on the rates being charged by said commercial lending institutions for similar loans.

          (j) Unless a shorter period is provided in the promissory note, a Participant shall be considered to have defaulted on the promissory note if a payment is not made on the note during a calendar year quarter. The terms of the promissory note shall provide that if the Participant defaults on the loan, the unpaid loan balance and the interest accrued since the last payment shall be due immediately. If the amount due is not paid within ninety (90) days after default, that amount (the unpaid loan balance and the accrued interest as of the default date) will be deemed to be a withdrawal by the Participant as of the date of default.

          (k) No distribution under Article 5 shall be made to any Participant, Former Participant, or Beneficiary unless and until all unpaid loans, including accrued interest, have been repaid. Such Participant, Former Participant or Beneficiary shall have the option of paying the unpaid loan balance and accrued interest directly or of having such amount deemed to be a distribution from the Individual Account.

          (l) In granting or refusing any request for a loan, the Committee shall do so on a uniform, equitable and nondiscriminatory basis.

          (m) Loans under this Section shall be allowed starting at such time as determined by the Committee.

                                     ARTICLE 7

                                      FUNDING


Section 7.1    CONTRIBUTIONS

               Contributions by the Employer and by the Participants as provided for in Article 3 shall be paid over to the Trustee. All contributions by the Employer, and any income therefrom, shall be irrevocable, except as herein provided, and may be used only for the exclusive benefit of the Participants, Former Participants and their Beneficiaries.

Section 7.2    TRUSTEE

               The Sponsoring Employer has entered into an agreement with the Trustee whereunder the Trustee will receive, invest and administer as a trust fund contributions made under this Plan in accordance with the Trust Agreement.

               Such Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Trust Fund and the income thereof, the management of the Trust Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Trust Fund.

               The Trustee shall, in accordance with the terms of such Trust Agreement, accept and receive all sums of money paid to it from time to time by the Employer, and shall hold, invest, reinvest, manage and administer such moneys and the increment, increase, earnings and income thereof as a trust fund for the exclusive benefit of the Participants, Former Participants and their Beneficiaries or the payment of reasonable expenses of administering the Plan.

               In the event that affiliated or subsidiary Employers become signatory hereto, completely independent records, allocations, and contributions shall be maintained for each Employer. The Trustee may invest all funds without segregating assets between or among signatory Employers.

                                     ARTICLE 8

                           EMPLOYEE STOCK OWNERSHIP PLAN


Section 8.1    PURPOSE AND EFFECTIVE DATE

               The Company hereby establishes and designates the LG&E Energy Corp. Common Stock Fund as an Employee Stock Ownership Plan to enable eligible Participants to acquire stock ownership interests in the Company.

Section 8.2    INVESTMENT IN COMPANY STOCK

               The ESOP is designed to invest primarily in Company Stock and all accounts under the Article shall be invested in the LG&E Energy Corp. Common Stock Fund.

Section 8.3    GENERAL ESOP PROVISIONS

          (a)  PAYMENT OF BENEFITS

                    Payments of amounts invested in the LG&E Energy Corp. Common Stock Fund shall be in the form of a lump sum. Unless the Participant elects otherwise, the distribution shall be made no later than one (1) year after the close of the Plan Year in which the Participant terminates the employment due to death, Total and Permanent Disability or Retirement and no later than five (5) years after the close of the Plan Year in which Participant terminates employment for any other reason.

     (b)  CONTRIBUTIONS

                    The Company shall contribute to the Trustee cash equal to, or Company Stock having an aggregate fair market value equal to, such amounts required by Section 3.2 of the Plan to the ESOP. Contributions by Participants are not required, but shall be permitted in accordance with Section 3.1.

Section 8.4    PUT OPTION

               If the Company Stock is or becomes not readily tradable on an established market, then any Participant, who is otherwise entitled to a distribution for the Plan, shall have the right (hereinafter referred to as "Put Option") to require that the Corporation repurchase any Company Stock at the price established by a valuation conducted by an independent appraiser (as established in Section 401(a)(28) of the Code). The Put Option shall only be exercisable during the sixty (60) day period, then it can be exercised for an additional period of sixty (60) days in the following Plan Year. This Put Option shall be nonterminable with the meaning of Regulation 54.4975-(11)(a)(ii).

               The amount paid for the Company Stock under the Put Option shall be paid in substantially equal payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the Put Option and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this paragraph.

Section 8.5    LOANS

          (a)  AUTHORIZATION OF LOAN

                    The Board of Directors may direct the Trustee to incur a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of Section 4975(d)(2) of the Code and Regulations thereunder. A loan shall be used primarily for the benefit of Plan Participants and their Beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, to repay the loan or to repay any prior loan. Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan. Any such loan shall be secured solely by shares of Company Stock acquired with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan. Such stock pledged as collateral shall be placed in a Suspense Account and released pursuant to Subsection 8.05(b), as the loan is repaid. Company Stock released from the Suspense Account shall be allocated in the ratio that each eligible Participant's Compensation bears to the total Compensation, paid to all Participants during the Plan Year. No person entitled to payment under a loan made pursuant to this Section shall have recourse against any Trust Fund assets other than the stock used as collateral for the loan, Sponsoring Employer contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions. Employer contributions made with respect to any Plan Year during which the Loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Employer at the time such contributions are made.

(b)  RELEASE OF COMPANY STOCK

                    Any pledge of stock as collateral under this Section shall provide for the release of shares so pledged upon the payment of any portion of the loan.

                    Shares so pledged shall be released in the proportion of the principal and interest, paid on the loan for the Plan Year bears to the aggregate principal and interest, paid for the current Plan Year and each Plan Year thereafter, as provided in Regulations 54.4975-7(b)(8).

(c)  REPAYMENT OF THE LOAN

                    Payments of principal and interest on any loan under this Section shall be made by the Trustee at the direction of the committee solely from: (i) employer contributions available to meet obligations under the loan, (ii) earnings from the investment of such contributions, (iii) earnings attributable to stock pledged as collateral for the loan,
                    (iv) other dividends on stock to the extent permitted by law, (v) the proceeds of a subsequent loan made to repay the loan, and (vi) the proceeds of the sale of any stock pledged as collateral for the loan. The contributions and earnings available to pay the loan must be accounted for separately by the Committee until the loan is repaid.

(d)  ALLOCATIONS TO INDIVIDUAL ACCOUNT

                    Subject to the limitations in Section 4.5 on annual additions to a Participant's Individual Account, assets released from a Suspense Account by reason of payment made on a loan shall be allocated immediately upon such payment to the account of all Participants who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

Section 8.6    DISPOSITION OF DIVIDENDS ON COMPANY STOCK

          (a)  DISTRIBUTION TO DIVIDEND ELIGIBLE PARTICIPANT

                    The Trustee shall distribute dividends paid on Company stock to a Dividend Eligible Participant, no later than ninety
                    (90) days after the end of the Plan Year which said dividends are paid.

          (b)  ALLOCATION OF DIVIDEND TO INDIVIDUAL ACCOUNTS

                    The Trustee shall allocate dividends paid on Company Stock, which are not otherwise distributed to Dividend Eligible Participants under Subsection 8.6(a) of this Section, to the Individual Account as provided for in Section 4.3 of the Plan.

Section 8.7    VOTING OF STOCK AND OTHER STOCK RIGHTS

          (a)  VOTING

                    Common Stock, including fractional shares, held by the Trustee for a Participant's Individual Account and invested in the LG&E Energy Corp. Common Stock Fund, shall be voted by the Trustee at each annual meeting and at each special meeting of the stockholders of the Company at the direction of the Participant to whose Individual Account such stock is credited to the extent such vote would be consistent with the Trustee's duties under ERISA. The Trustee shall cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the Company, together with the appropriate form for the Participant to indicate his voting instructions. If the instructions are not timely received by the Trustee with respect to such stock, the Trustee shall vote the uninstructed stock in the same proportion as the instructed stock to the extent such vote would be consistent with the Trustee's duties under ERISA.

          (b)  TENDER OFFER

                    Common Stock, including fractional shares, held by the Trustee for a Participant's Individual Account and invested in the LG&E Energy Corp. Common Stock Fund, shall be tendered by the Trustee pursuant to a tender offer as directed by the Participant to whose Individual Account such stock is credited to the extent such tender would be consistent with the Trustee's duties under ERISA. The Trustee shall cause each Participant to be provided with notice of any such tender offer as the Trustee receives as a holder of record, and which the Trustee reasonably believes also was received by shareholders generally, as soon as practicable after the Trustee receives such statements or information, together with an appropriate form for the Participant to indicate his instruction regarding any such tender offer. If instructions are not timely received by the Trustee with respect to any such stock or if there is any unallocated stock, the Trustee shall tender the shares of such uninstructed or unallocated stock in the same proportion as the Trustee actually receives timely instruction to tender shares of stock to the extent such tender would be consistent with the Trustee's duties under ERISA.

Section 8.8    SECTION 16 COMPLIANCE

               It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Securities Exchange Act of 1934 (the "Act"), as amended and the rule and regulation promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Act.

               Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

                                     ARTICLE 9

                                    FIDUCIARIES

Section 9.1    GENERAL

               Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants, Former Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants, Former Participants and Beneficiaries, or defraying reasonable expense of administering the Plan. Each Fiduciary, in carrying out such duties and responsibilities, shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

               A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be paid from the Trust Fund or by the Employer.

               A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the management or control of the Trust Fund except through the employment of an investment manager as provided in Section 9.3 and in the Trust Agreement relating to the Trust Fund.

Section 9.2    EMPLOYER

               The Sponsoring Employer established and maintains the Plan for the benefit of its Employees and for Employees of Adopting Employers and of necessity retains control of the operation and administration of the Plan. The Sponsoring Employer, in accordance with specific provisions of the Plan, has as herein indicated, delegated certain of these rights and obligations to the Trustee and the Committee, and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

               The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Sponsoring Employer may require for the effective discharge of their respective duties.

Section 9.3    TRUSTEE

               The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Trust Fund, except that the Sponsoring Employer may in its discretion employ at any time and from time to time an investment manager (as defined in Section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Trust Fund.

Section 9.4    BENEFITS COMMITTEE

          (a) The Board of the Sponsoring Employer shall appoint a Committee of not less than three (3) persons to hold office at the pleasure of the Board, such committee to be known as the Benefits Committee, collectively, the Committee. No compensation shall be paid members of the Committee from the Trust Fund for service on the Committee. The Committee shall choose from among its members a chairperson and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chair or the secretary may execute any certificate or written direction on behalf of the Committee.

          (b) Every decision and action of the Committee shall be valid if concurrence is by a majority of the members then in office, which concurrence may be had without a formal meeting.

          (c) In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it to properly carry out such duties. Except as provided in Section 10.1, the Committee shall have no power in any way to modify, alter, add to, or subtract from, any provisions of the Plan; provided, however, that the Committee is authorized, acting by a majority of its members then in office, to make certain technical and non-material changes in the Plan. The Committee shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include, but shall not be limited to, (i) determining all questions relating to eligibility of employees to participate; (ii) determining the amount and kind of benefit payable to any Participant, spouse or Beneficiary; (iii) establishing and reducing to writing and distributing to any Participant or Beneficiary a claims procedure and administering that procedure, including the processing and determination of all appeals thereunder; (iv) interpreting the provisions of the Plan including the publication of rules for the regulation of the Plan as in its sole, absolute and uncontrolled discretion are deemed necessary or advisable and which are not inconsistent with the express terms thereof, the Code or the Employee Retirement Income Security Act of 1974, as amended, and
               (v) execution of amendments in accordance with Section 10.1. All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust Fund or the reimbursement of reasonable expenses at the direction of the Sponsoring Employer, as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

          (d) The Committee may employ such counsel, accountants, and other agents as it shall deem advisable. The Sponsoring Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such counsel, accountants, and other agents and any other expenses incurred by the Committee in the administration of the Plan and Trust.

Section 9.5    CLAIMS PROCEDURES

          (a) The Committee shall receive all applications for benefits. Upon receipt by the Committee of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include the items specified in items (1) through (4) of this Subsection.

               (1)  The specific reason or reasons for the denial;

               (2) Specific references to the pertinent Plan provisions on which the denial is based;

               (3) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

               (4)  An explanation of the Plan's claim review procedures.

          (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

          (c) In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

               (1)  May request in writing that the Committee review the denial;

               (2)  May review pertinent documents; and

               (3)  May submit issues and comments in writing.

          (d) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

Section 9.6    RECORDS

               All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising his duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Sponsoring Employer. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Sponsoring Employer, for the effective discharge of their respective duties.

Section 9.7    INDEMNIFICATION

               The Employer shall indemnify and hold the Board, officers of the Employer, the Committee and each of its members, and any employee of the Employer acting on behalf of the Board, officers or Committee, harmless from and against any and all expense, claim, cause of action, or liability it or any of them may incur in the administration of the Plan and Trust Fund, unless such expense, claim, cause of action, or liability is the result of fraud or willful breach of his or their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974.

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

               This shall include the advancement of any legal or other expenses incurred in connection with the claim, cause of action or liability.


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

                                     ARTICLE 10

                       AMENDMENT AND TERMINATION OF THE PLAN

Section 10.1   AMENDMENT OF THE PLAN

               The Sponsoring Employer shall have the right at any time by action of the Board to modify, alter or amend the Plan, in whole or in part; the Committee in the case of non-material amendments, provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which, at the time of such modification, alteration or amendment, shall have accrued for any Participant, Former Participant or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendment shall have the effect of reverting to any Employer any part of the principal or income of the Trust Fund. Notwithstanding the terms of the preceding sentence, the 401(k) Savings Committee shall have the authority, acting by a majority of its members then in office, to amend the Plan to make technical and non-material changes therein. No amendment to the Plan shall decrease the balance of a Participant's Individual Account or eliminate an optional form of distribution.

Section 10.2   TERMINATION OF THE PLAN

               The Sponsoring Employer expects to continue the Plan indefinitely, but reserves the right at any time by action of the Board to terminate its participation in the Plan, subject to the provisions of the collective bargaining agreement. If the Sponsoring Employer terminates or partially terminates its participation in the Plan or permanently discontinues its contributions at any time, each Participant affected thereby shall then be one hundred percent (100%) vested in the balance of his Individual Account.

Section 10.3   RETURN OF CONTRIBUTIONS

               It is intended that this Plan shall be approved and qualified under the Code and regulations issued thereunder with respect to employees' plans and trusts (1) so as to permit the Employer to deduct for federal income tax purposes the amounts of contributions to the Trust Fund; (2) so that Employer Contributions and 401(k) Savings Contributions and the income of the Trust Fund will not be taxable to Participants as income until received; (3) so that the income of the Trust Fund shall be exempt from federal income tax. Any Employer Contributions and 401(k) Savings Contributions are made to the Plan conditioned on their deductibility under Code Section 404. In the event the Commissioner of Internal Revenue or his delegate rules that the deduction for all or a part of any Employer Contribution or 401(k) Savings Contribution is not allowed, the Employer reserves the right to recover that portion or all of its contributions for which no deduction is allowed (reduced by any allocable losses), provided such recovery is made within one (1) year of the disallowance.

                                     ARTICLE 11

                                   MISCELLANEOUS

Section 11.1   GOVERNING LAW

               The Plan shall be construed, regulated and administered according to the laws of the Commonwealth of Kentucky, except in those areas preempted by the laws of the United States of America.

Section 11.2   CONSTRUCTION

               The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

Section 11.3   ADMINISTRATION EXPENSES

               The expenses of administering the Trust Fund and the Plan shall be paid from the Trust Fund, unless they are paid by the Sponsoring Employer.

Section 11.4   PARTICIPANT'S RIGHTS

               No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Trust Fund other than as specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Trust Fund.

Section 11.5   SPENDTHRIFT CLAUSE

               To the extent permitted by law, none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant, Former Participant or any Beneficiary hereunder or to any legal process by any creditor of such Participant, Former Participant or any such Beneficiary; and neither shall such Participant, Former Participant or any such Beneficiary have any right to alienate, commute, anticipate, or assign (either at law or equity) any of the benefits, payments, proceeds or distributions under this Plan. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations ordered entered before January 1, 1985, under which payments have commenced prior to such date. The prohibition against assignment or alienation under this Section does not preclude enforcement of a federal tax levy under Code Section 6331. Distribution of any benefit payable with respect to a Participant may be made to an alternate payee, as defined in Code Section 414(p)(8), before the Participant ceases to be an Employee, even if the distribution is to be made prior to the Participant's earliest retirement age as defined in Code Section 414(p)(4)(B), provided that the direction for such distribution is qualified domestic relations order, and provided that the form of distribution is a lump sum payment.

Section 11.6   MERGER, CONSOLIDATION OR TRANSFER

               In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities from the Plan to another plan, each Participant, Former Participant or Beneficiary shall not, as a result of such event, on the day following such merger, consolidation or transfer, be entitled under the termination of the Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

Section 11.7   COUNTERPARTS

               The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

                                     ARTICLE 12

                             TOP HEAVY PLAN PROVISIONS

Section 12.1   GENERAL

               Notwithstanding anything in the Plan to the contrary, if this Plan when combined with all other plans required to be aggregated pursuant to Code Section 416(g) is deemed to be a Top Heavy Plan for any Plan Year, the following Sections of this Article shall apply to such Plan Year.

Section 12.2   MINIMUM CONTRIBUTION

               Regardless of hours worked or level of compensation, each Participant who is not a Key Employee shall be entitled to a minimum allocation of contributions and forfeitures equal to the lesser of (i) three percent (3%) of the Participant's compensation for the Plan Year; or (ii) provided that the Plan is not part of a Required Aggregation Group with a Defined Benefit Plan because the Plan enables the Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, the highest percentage of compensation contributed on behalf of, plus forfeitures allocated to, a Key Employee. In the case of a Participant who is also a participant in a Defined Benefit Plan maintained by the Employer, and who is not a Key Employee, the minimum accrued benefit provided in the Defined Benefit Plan pursuant to Code Section 416(c)(1), equal to two percent (2%) of the Participant's average monthly compensation for the five (5) consecutive years when his aggregate compensation was highest multiplied by his years of credited service up to ten (10) years for each Plan Year in which the plan is top heavy, shall be the only minimum benefit for both that plan and this Plan, and the minimum allocation described above shall not apply.

Section 12.3   SUPER TOP HEAVY PLANS

               The multiplier of one and twenty-five hundredths (1.25) in
               Section 4.7 shall be reduced to one (1.0) unless (i) all plans of the Required Aggregation Group or the Permissive Aggregation Group when aggregated are ninety percent (90%) or less top heavy, and (ii) the minimum allocation referenced in clause (i) of
               Section 12.2 is modified by substituting three percent (3%) with four percent (4%). In the case of a Participant who is also a participant in a Defined Benefit Plan maintained by the Employer, and who is not a Key Employee, the minimum accrued benefit provided in the Defined Benefit Plan pursuant to Code Sections 416(c)(1) and 416(h), equal to three percent (3%) of the Participant's average monthly compensation for the five (5) consecutive years when his aggregate compensation was highest multiplied by his years of credited service up to ten (10) years for each Plan Year in which the plan is top heavy, shall be the only minimum benefit for both that plan and this Plan, and the minimum allocation described above shall not apply.

Section 12.4   COMPENSATION

               For purposes of this Article, compensation shall have the same meaning as assigned to it by Code Section 415 and shall be limited to one hundred fifty thousand dollars ($150,000) or such other amount as determined pursuant to Code Section 401(a)(17).

                    *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

                                     SIGNATURES


     IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed this 30th day of December, 1998, effective July 17, 1998.




Witness:                                By  /s/ Frederick J. Newton, III
                                           -------------------------------

/s/ Gregory J. Meiman                   Title  Senior Vice President and Chief
--------------------------                    ---------------------------------
                                                Administrative Officer
                                              ---------------------------------





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